                             ST. JOHN KNITS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0


[                                                                                                                                ]
                                                                                                    Please Mark Below If You Plan
MERGER PROPOSAL                                                        For    Against   Abstain         to Attend the Meeting
Approval of (i) the principal terms of the reorganization               O        0         0                      0
merger found in the Agreement and Plan of Merger, dated as
of February 2, 1999, by and among St. John Knits, Inc., St. John
Knits International, Incorporated, SJKAcquisition, Inc. and Pearl
Acquisition Corp., pursuant to which St. John Knits, Inc. will become a wholly owned subsidiary of St. John Knits International,
Incorporated, a Delaware corporation, which is currently a wholly owned subsidiary of St. John Knits, Inc., and (ii) the form of agreement of merger to be filed with the California Secretary of
State to effect the reorganization merger.


Dated: _________________________________________________________________ , 1999

_______________________________________________________________________________
                           Signature of Shareholder

_______________________________________________________________________________
                          Printed Name of Shareholder

_______________________________________________________________________________
                             Title (if applicable)

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND INDICATE TITLE. IF SHARES ARE IN THE NAMES OF MORE THAN ONE PERSON, EACH SHOULD SIGN.

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


PROXY                                                                     PROXY
                             St. John Knits, Inc.

          This Proxy Is Solicited On Behalf Of The Board of Directors
           For The Special Meeting of Shareholders -- June 28, 1999

   The undersigned hereby appoints Robert E. Gray and Roger G. Ruppert, and each of them, with full power to appoint his substitutes, attorneys, successors and assigns, as proxies to represent the undersigned and vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of St. John Knits, Inc. to be held on June 28, 1999, at 1:00 p.m. local time, at the offices of St. John Knits, Inc. located at 17522 Armstrong Avenue, Irvine, California, and at any adjournments or postponements thereof, upon the matters set forth herein and, in their discretion, upon all matters which may come before the Special Meeting.

   The Board of Directors has recommended that you vote "FOR" the Merger Proposal. Unless otherwise specified by the undersigned, this proxy will be voted FOR the Merger Proposal and will be voted by the proxyholders in accordance with their best judgment as to any other matters properly transacted at the Special Meeting and at any postponements or adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign on the reverse side, no boxes need to be checked.


                 (Continued and to be signed on reverse side.)

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